Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated July 23, 2004, in the Registration Statement (Form S-8) and related Prospectus of Cambridge Display Technology, Inc. for the registration of 1,589,752 shares of its common stock pursuant its 2004 Stock Incentive Plan.

/s/ Ernst & Young

New York, New York

January 19, 2005